EXHIBIT (d)(5)

                      SUBSCRIPTION RIGHTS AGENCY AGREEMENT

This Subscription Rights Agency Agreement (the "Agreement") is made as of October ____, 1999 between Japan OTC Equity Fund, Inc., a Maryland Corporation ("the Fund"), and State Street Bank and Trust Company, a Massachusetts trust company, as subscription and distribution agent ("Agent").

WHEREAS, the Fund proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Fund ("Subscription Rights"), to shareholders of record ("Shareholders") of its Common Stock as of a record date specified by the Fund (the "Record Date"), pursuant to which each Shareholder will have certain rights (the "Rights") to subscribe to shares of the Fund's Common Stock, par value $0.01 ("Common Stock"), as described in and upon such terms as are set forth in the final prospectus (the "Prospectus") for the Form N-2 Registration Statement that was filed by the Fund with the Securities and Exchange Commission on September 15, 1999, as amended from time to time, (the "Registration Statement");

WHEREAS, the Fund wishes the Agent to perform certain acts on its behalf and the Agent is willing to so act, in connection with the distribution of the Subscription Rights and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. Pursuant to resolution of its Board of Directors, The First Australia Prime Income Fund, Inc. hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

2. (a) Each Subscription Right shall evidence the Rights of the Rights Holder to purchase Common Stock upon the terms and conditions therein and herein set forth.

      (b) Upon the written advice of the Fund signed by its President, Vice President, Treasurer, Secretary or Assistant Secretary, as to the Record Date, the Agent shall, from a list of Shareholders as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent prepare and record Subscription Rights in the names of the Shareholders, setting forth the number of Rights to subscribe to the Fund's Common Stock calculated on the basis of one Right for each whole share of Common Stock recorded on the Fund's books in the name of each such Shareholder as of the Record Date. Fractional Rights shall not be issued and entitlement to Rights shall be rounded down. In the case of shares held of record by Cede & Co. or any other depositary or nominee (a "Nominee Holder"), we will issue a subscription certificate to the Depository on behalf of the underlying shareowners (a "Subscription Certificate"). Each subscription certificate shall be dated as of the Record Date and shall be executed manually or by facsimile signature of a duly authorized Officer of the Fund. Upon the written advice, signed as provided above, as to the effective date of the Registration Statement, the Agent shall as promptly as practicable deliver the Subscription Certificates, together with a copy of the Prospectus, to all Record Date Shareholders.

3. (a) Each Subscription Right shall, its having been exercised by the holder thereof in the manner set forth in the Prospectus, become irrevocable upon a completed subscription certificate having been delivered to the Agent. The Agent shall, in its capacity as Transfer Agent for the Fund maintain a register of Subscription Rights and the holders of record thereof (each of whom shall be deemed a "Shareholder" hereunder for purposes of determining the rights of holders of Subscription Rights). Each Subscription Right shall, subject to the provisions thereof, entitle the Shareholder in whose name it is recorded to the following:

      (1) The right (the "Basic Subscription Right") to purchase one-third of one share of Common Stock for each whole Subscription Right (i.e., three rights entitle the holder to subscribe for one share of Common Stock; fractional shares will not be issued and entitlement to shares shall be rounded down, except that a Record Date Shareholder holding fewer than three shares will be entitled to subscribe for one share pursuant to the Basic Subscription Right); and

(2) The right (the "Over-Subscription Right") to purchase from the Fund additional shares of Common Stock, subject to the availability of such shares and to allotment of such shares as may be available among Rightsholders who exercise Over-Subscription Rights on the basis specified in the Prospectus; provided, however, that a Rightsholder who has not exercised his Basic Subscription Rights with respect to the full number of Rights that such Rightsholder owns as of the Expiration Date, if any, shall not be entitled to any Over-Subscription Rights.

      (b) A Rightsholder may exercise his Basic Subscription Rights and Over subscription Rights by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Rightsholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the Estimated Subscription Price for each share of Common Stock subscribed for by exercise of such Rights, in United States dollars by money order or check drawn on a bank located in the United States and in each case payable to the order of the Fund.

      (c) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 p.m., New York City time, on such date as the Fund shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

      (d) Notwithstanding the provisions of Section 3(b) and 3(c) regarding Delivery of an executed Subscription Certificate to the Agent prior to 5:00 p.m., New York City time, on the Expiration Date, if prior to such time the Agent receives notice of guaranteed delivery by mail or otherwise from a bank, trust company or a New York Stock Exchange member guaranteeing delivery by facsimile or otherwise from a bank, trust company or a New York Stock Exchange member guaranteeing delivery of (i) payment of the aggregate estimated subscription price for the shares subscribed for pursuant to the Basic Subscription Right and any additional shares requested pursuant to the Over-Subscription Right, and (ii) a properly completed and executed Subscription Certificate, then such exercise of Basic Subscription Rights and Over-Subscription Rights shall be regarded as timely, subject, however, to receipt of the duly completed and executed Subscription Certificate and full payment for the shares by the Agent by the close of business on the third business day after the Expiration Date.

      (e) Within eight business days following the Expiration Date (the "Confirmation Date"), the Agent shall send a confirmation to each exercising Rightsholder (or, for shares of Common Stock on the Record Date held by Cede & Co. or any other depository or nominee, directly to the depository or nominee), showing (i) the number of shares acquired pursuant to the Basic Subscription Rights, (ii) the number of shares, if any, acquired pursuant to the Over-Subscription Rights, (iii) the per share and total purchase price for the shares, and (iv) any additional amount payable by such Rightsholder to the Fund or any excess to be refunded by the Fund to such Rightsholder, in each case based on the Subscription Price as determined on the Pricing Date. Any additional payment required from a Rightsholder must be received by the Agent within ten business days after the Confirmation Date. Any excess payment to be refunded by the Fund to a Rightsholder, shall be mailed by the Agent to the Rightsholder as promptly as possible, as provided in Section 6 below.

4. If, after allocation of shares of Common Stock to persons exercising Basic Subscription Rights, there remain unexercised Rights, then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to persons exercising Over-Subscription Rights, in the amounts of such over-subscriptions. If the number of shares for which Over-Subscription Rights have been exercised is greater than the Remaining Shares, the Agent shall allot the Remaining Shares to the persons exercising Over-Subscription Rights pro rata based solely on the number of shares held on the Record date.

5. All proceeds from the exercise of Rights shall be held by the Agent in a segregated, interest-bearing account in the name of the Fund. The Agent shall advise the Fund immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

6. (a) The Agent shall mail to the Rightsholders within fifteen business days after the Confirmation Date and after full payment for the Shares subscribed for has cleared: (i) certificates representing those shares purchased pursuant to exercise of Basic Subscription Rights and those shares purchased pursuant to the exercise of Over-Subscription Rights or a confirmation of an account credit to Dividend Reinvestment participants; and (ii) in the case of each Rightsholder who subscribed and paid for shares at an assumed purchase price greater than the actual per share purchase price, a refund in the amount of the difference between the assumed purchase price and the actual purchase price.

      (b) The Agent shall deliver the proceeds of the exercise of Primary Rights to the Fund one business day after the expiration of the guarantee period and deliver the proceeds of the exercise of rights pursuant to the Over Subscription Privilege two business days after the expiration of the guarantee period.

7 (a) The Agent shall account promptly to the Fund with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of shares of Common Stock upon the exercise of Rights.

      (b) The Agent will advise the Fund and Paine Webber Incorporated (the "Dealer Manager") from day to day during the period of, and promptly after the termination of, the Offer the total number of Rights exercised by each Rightsholders during the immediately preceding day (indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed) and the number of Rights exercised on Subscription Certificates indicating the Dealer Manager or such soliciting broker as the broker-dealer with respect to such exercise and such other information as the Fund or the Dealer Manager may reasonably request.

      (c) The Agent shall notify the Fund and the Dealer Manager no later than 5:00 p.m., New York City time, on the first business day following the Expiration Date, of the number of Rights exercised, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed, and such other information as the Fund or the Dealer Manager may reasonably request.

      (d) Upon request of the Fund after the Confirmation Date, the Agent shall notify the Fund, and at the Fund's request the Dealer Manager of any Right with respect of which the full amount due upon the exercise thereof has not been received and the soliciting broker, if any, specified as the broker-dealer with respect to such right.

8. In the event the Agent does not receive, within ten business days after the Confirmation Date, any amount due from a Shareholder as specified in
      Section 3(e), then it shall take such action with respect to such Shareholder's Subscription Rights as may be instructed in writing by the Fund, including, without limitation, (i) selling such subscribed and unpaid-for shares to other Record Date Shareholders, (ii) applying any payment actually received toward the purchase of the greatest whole number of shares that could be acquired by such Record Date Shareholder upon the exercise of the Basic Subscription Right and/or Over-Subscription Right, and (iii) exercising any and all other rights or remedies to which the Fund may be entitled.

9. No Subscription Right shall entitle a Shareholder to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Subscription Right be construed to confer upon any Rightsholder any of the rights of a shareholder of the Fund or any right to vote, give or withhold consent to any action by the Fund (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meeting or other action affecting shareholders or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

10. (a) The Fund covenants that all shares of Common Stock issued on exercise of Rights will be validly issued, fully paid, non assessable and free of preemptive rights.

      (b) The Fund shall furnish to the Agent, upon request, evidence satisfactory to the Agent to the effect that a registration statement under the Securities Act of 1933, as amended (the "Act"), is then in effect with respect to its shares of Common Stock issuable upon exercise of the Rights set forth in the Subscription Rights. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Fund and such assurances as it may reasonably request that it may comply with such instruction without violations of the Act.

11. (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from and merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any document by any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Rights shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the original Agent and deliver such Subscription Rights so countersigned, and in case at that time any of the Subscription Rights shall not have been countersigned, any successor to the Agent may countersign such Subscription Rights either in the name of the predecessor Agent or in the name of the successor Agent, and in all such cases such Subscription Rights shall have the full force provided in the Subscription Rights and in this Agreement.

      (b) In case at any time the name of the Agent shall be changed and at such time any of the Subscription Rights shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Rights so countersigned, and in case at that time any of the Subscription Rights shall not have been countersigned, the Agent may countersign such Subscription Rights either in its prior name or in its changed name, and in all such cases such Subscription Rights shall have the full force provided in the Subscription Rights and in this Agreement.

12. The Fund agrees to pay to the Agent at the completion of the offering, on demand of the Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable out-of-pocket expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder as set forth in Schedule A (attached).

13. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

      (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Fund delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (b) The Agent shall not be responsible for and the Fund shall indemnify and hold the Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to all actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct.

      (c) The Agent shall be liable hereunder only for its own gross negligence or willful misconduct and for the negligence or misconduct of its agents or subcontractors.

      (d) The Agent may consult with legal counsel of its selection (who may be legal counsel to the Fund), and the opinions of such counsel shall be full and complete authorization and protection to the Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (e) Nothing herein shall preclude the Agent from acting in any other capacity for the Fund or for any other legal entity.

      (f) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Fund and to apply to any such officer of the Fund for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer of the Fund.

      (g) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Subscription Right or certificate for Common Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

14. The Agent may, without the consent or concurrence of the Shareholders in whose names Subscription Rights are registered, by supplemental agreement or otherwise, concur with the Fund in making any changes or corrections in a Subscription Right that it shall have been advised by counsel (who may be counsel for the Fund) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Right or the Prospectus except insofar as any such change may confer additional rights upon the Shareholders.

15. A11 the covenants and provisions of the Agreement by or for the benefit of the Fund or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

16. A11 capitalized terms used herein and not defined herein shall have the meaning specified in the Prospectus.

17. The validity, interpretation and performance of this Agreement shall be governed by the law of the Commonwealth of Massachusetts.

STATE STREET BANK AND TRUST COMPANY         JAPAN OTC EQUITY FUND, INC.


By:                                         By:
   ___________________________                 ____________________________
                                               Name:
                                               Title

Dated:  ______________________              Dated: ________________________